UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-220646

Maryland	81-4112948
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

Strategic Student & Senior Housing Trust, Inc. (referred to herein as “we,” “us,” “our” or the “Company”), through SSSHT Operating Partnership, L.P., our operating partnership (our “Operating Partnership”), along with H. Michael Schwartz, our chief executive officer, an entity controlled by Mr. Schwartz (collectively, the “KeyBank Bridge Borrowers”) are parties to a second amended and restated credit agreement with KeyBank National Association (“KeyBank”), dated February 23, 2018 (the “Utah Bridge Loan”). On August 31, 2018, the KeyBank Bridge Borrowers and KeyBank entered into a first credit agreement supplement and amendment (the “Portland Bridge Loans”) to the Utah Bridge Loan in order to add additional tranches. Accordingly, each of the Portland Bridge Loans and the Utah Bridge Loan are separate loans with separate maturity dates, but they are secured by the same pool of collateral and subject to the same general covenants and restrictions.

On February 23, 2019, pursuant to the terms of the Utah Bridge Loan, the KeyBank Bridge Borrowers elected to extend the maturity date of the Utah Bridge Loan from February 23, 2019 to August 23, 2019. Subsequently, on March 29, 2019, the KeyBank Bridge Borrowers entered into a second amendment to the Utah Bridge Loan (the “Second Amendment”), whereby (i) SmartStop Asset Management, our sponsor (our “Sponsor”), executed a joinder agreement to become an additional borrower under the Utah Bridge Loan and the Portland Bridge Loans, (ii) the collateral was amended such that it is additionally comprised of a pledge of equity interests owned by subsidiaries of our Sponsor in certain entities, as set forth in separate pledge agreements, (iii) certain of the covenants and restrictions were revised accordingly, and (iv) the maturity date of the Utah Bridge Loan was further extended to April 30, 2020. In connection with the foregoing, we, along with the KeyBank Bridge Borrowers and our Sponsor, also entered into a Second Omnibus Amendment and Reaffirmation of Loan Documents (the “Second Omnibus Amendment” and together with the Utah Bridge Loan, the Portland Bridge Loans and the Second Amendment, the “Full KeyBank Bridge Loan”), which amended the collateral and covenants of the Utah Bridge Loan and the Portland Bridge Loans, and reaffirmed the material terms of thereof, including our role as guarantor pursuant to the revised terms and conditions of the Full KeyBank Bridge Loan. The maturity date of the Portland Bridge Loans remains unchanged at August 31, 2019, which may be extended to April 30, 2020.

As of March 29, 2019, the outstanding balance on the Full KeyBank Bridge Loan was approximately $44.8 million.

The foregoing descriptions of the Second Amendment and the Second Omnibus Amendment do not purport to be complete and are qualified in their entirety by reference to the Second Amendment and the Second Omnibus Amendment, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

10.1

Second Amendment to Second Amended and Restated Credit Agreement, by and among SSSHT Operating Partnership, L.P., H. Michael Schwartz, Noble PPS, LLC and SmartStop Asset Management, LLC as borrower, and KeyBank National Association, as lender, dated March 29, 2019

10.2

Second Omnibus Amendment and Reaffirmation of Loan Documents, by and among SSSHT Operating Partnership, L.P., Noble PPS, LLC, Strategic Student & Senior Housing Trust, Inc., SSSHT Student Holdco, LLC, SSSHT Senior Holdco, LLC, SSSHT TRS, Inc., Encore Capital Group, LLC and KeyBank National Association, dated March 29, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HOUSING TRUST, Inc.
Date: March 29, 2019	By:	/s/ Michael O. Terjung
Michael O. Terjung
Chief Financial Officer and Treasurer